Form C

Cover Page

Name of issuer:

Impact Science Education, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 9/2/2015

Physical address of issuer:

834 Ashbury Ave
El Cerrito CA 94530

Website of issuer:

http://impactscience.co/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$800,000.00

Deadline to reach the target offering amount:

2/28/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$2,909.00	$0.00
Cash & Cash Equivalents:	$2,909.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$292.00	$0.00
Long-term Debt:	$33,752.00	$3,352.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$800.00	$0.00
Net Income:	($27,783.00)	($4,352.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Impact Science Education, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Ladie Malek	Business Owner/Publisher	Self	2015
Robin Cooper	Science Teacher/Business Owner	Albany Unified School District	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ladie Malek	President	2015
Robin Cooper	CFO	2015
Robin Cooper	Secretary	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Robin Cooper	34500.0 Common Stock	29.5
Ladie Malek	34500.0 Common Stock	29.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Textbook-based learning has been the mainstay of science education for the last 100 years. Administrators in certain districts may be hesitant to use a program that does not use a textbook, and some parents may want to see a textbook. However, we have spoken to dozens of school districts so far, and the majority have expressed a preference for a program that is NOT textbook-based.
>
> The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.
>
> The State of California has a formal adoption process for instructional materials. Although we are carefully developing the product to meet all the criteria, it is a very stringent process. The risk is that we miss a qualification and are not included on the approved list. This would have an impact on our ability to sell to school districts. We are being careful to read all documentation and make sure we comply with all the requirements. And there are still many other state markets that we could sell to.

If we are unable to raise all the capital necessary we will need to start out with a smaller sales force until we have enough revenue to hire a larger team. This will limit our revenue growth early on.

This will directly impact the number and frequency of license sales.

A new competitor that we are currently unaware of could enter the marketplace and add to the challenge of attracting school and district dollars for curriculum. However, we have been keeping a careful eye on competitors for the past 3 years and always ask customers what other programs they are considering. So far the coast is clear.

Good product developers and lesson writers are hard to find. Though we have the personnel currently to finish the product in a timely manner, there is the risk that a competitor hires away some of our existing talent with promises of higher salaries or benefits. Raising money and being able to pay our contractors more competitively will help us mitigate this risk.

Robin Cooper is part-time. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Hire one more part time product developer and one more assistant for the next few months, to complete the product in time for submission to the state of California for review.

If we raise: **$800,000**

Use of Proceeds: Staff up in sales, marketing, and customer support. Increase marketing state-wide and build our sales and customer support teams.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **common stock** in the Company ("**Common Stock**"), when and if the Company sponsors an equity offering that involves **Common Stock**, on the standard terms offered to other Investors.

Conversion to Common Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Common Stock**, **Investors will receive a number of shares of Common Stock** calculated using the method that results in the greater number of **Common Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Common Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or
- (ii) if the valuation for the company is more than **$3.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $50,000 of the securities, investors will receive a valuation cap of $3,000,000.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Common Stock** being diluted to a value below the price per share at the time they receive **Common Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Common Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive **Common Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors**.** Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Common Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Common Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Common Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Common Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Common Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Common Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Common Stock**, the Company will pay first the other holders of existing **Common Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.

If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Common Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Common Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights and cannot modify the terms of the SAFEs

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
SAFE's	$385,000	$385,000	Yes
Common stock	100,000	99900	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	16,000

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those
interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Common Stock**.

As discussed in Question 13, when we engage in an offering of equity interests involving **Common Stock**, Investors may receive a number of shares of **Common Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Common Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Common Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Common Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Robin Cooper and Ladie Malek
Amount	$20,000.00
Outstanding principal plus interest	$23,397.00 as of 11/17/17
Interest rate	4.0% per annum
Maturity date	10/01/19
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2017	Section 4(a)(2)	SAFE	$385,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Robin Cooper
Amount Invested	$10,000.00
Transaction type	Loan
Issue date	01/01/16
Outstanding principal plus interest	$11,698.00 as of 11/14/17
Interest rate	4.0% per annum
Maturity date	10/01/19
Outstanding	Yes
Current with payments	Yes
Relationship	Founder

Name	Hooshang Malek
Amount Invested	$100,000.00
Transaction type	Safe
Issue date	08/30/17
Relationship	Father

Safe notes with valuation cap of $2.5 million for Friends & Family round ending 8/30/17

3 mil for seed round which is on going

Name	Ladie Malek
Amount Invested	$10,000.00
Transaction type	Loan
Issue date	07/01/16
Outstanding principal plus interest	$11,698.00 as of 11/14/17
Interest rate	4.0% per annum
Maturity date	10/01/19
Outstanding	Yes
Current with payments	Yes
Relationship	Founder

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Impact Science Education, Inc. (ISE) is a publishing company developing a middle school science and engineering lesson plan curriculum for grades 6-8. Our curriculum moves away from the traditional textbook model to an in-class, hands-on model based on direct engagement, teamwork and problem solving.

Our material is fully aligned to the new science standards adopted in 18 states so far across the country -- and these states account for over half the US population. Our product is delivered as pdf files that districts can store on their servers for teachers to access and use. The product is commonly licensed for use to schools and school districts in 8 year licensing segments. We also offer 1 year licenses.

Our goal is to provide a high quality, low cost science program that is effective for students and affordable for school districts, an alternative to textbooks and online learning systems. We are targeting the California market first since it is our home state and the most populous state to adopt the new standards so far.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future. However, based on the size of the industry and past performance of our founder's past products and expected marketshare of this product, we forecast millions in annual revenue once our product is ready and approved by the California State Board of Education, anticipated in Nov. 2018. Our first full year of sales will be 2019. We anticipate breaking even in late 2018 or early 2019.

To date, our funding has come from founders, friends and family, and a few individual seed investors. Since our product is not yet complete we do not really have a revenue stream yet, though we have made a couple of small sales in 2017.

Once our product is complete and we can achieve our sales potential, we anticipate that we will be competitive in the textbook industry as our product is streamlined and our costs are lower; we do not have the costs customarily associated with printing and shipping textbooks or building and maintaining online content managements systems.

Milestones

Impact Science Education, Inc. was incorporated in the State of California in September 2015.

Since then, we have:

- 60+ California school districts currently piloting samples of our product
- over 89% percent of completed pilots as of Fall 2017 reporting that they would "definitely use again or recommend to a colleague"
- Raised $385,000 in first round of fundraising, in 2017
- Have 2 paying customers ---one has already re-ordered for second year
- On track to be on State Approved curriculum list Nov. 2018
- Expecting revenue of $4.8 million annually starting in 2019, after list is approved

Primary activities

Our first area of focus is development of the middle school science program. We expect to finish the product by mid December. This will allow us to offer the entire program to school districts who need curricular support for their teachers immediately. We will begin selling 1 year licenses and begin to generate revenue in advance of the state adoption list release, which is anticipated to smooth the way for those districts to purchase 8-year licenses until the next adoption cycle.

At that point, our product development will be largely done, but we can customize the product for different states and regions and even the international market.

To build a presence and customer awareness, we have solicited schools and districts to pilot our curriculum and currently have over 60 districts testing our material. These pilots provide a potential customer base that we will draw from to sell 1 years licenses in 2018 and then 8 year licenses in 2019.

We conduct workshops and professional development trainings that provide greater exposure for our company and product. We may also be able to generate some revenue from these trainings.

Historical Results of Operations

Our company was organized in September 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Assets.* As of December 31, 2016, the Company had total assets of $2,909, including $2,909 in cash. As of December 31, 2015, the Company had $0 in total assets, including $0 in cash. In the first 2 years we were self-funded. In 2017 we began fundraising and as of November 10, 2017, we have $258,735 cash in the bank.

- *Revenue.* For the two years ending December 31, 2015 and December 31, 2016, the Company had revenues of $0. In 2017 we have YTD revenues of about $20,000 from some small sales. We anticipate growing revenue in the next year as we complete our product and begin selling licenses.

- *Net Income.* The Company has had net income of -$27,783 and net income of -$4,352 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively, in the form of cash from the founders. In 2017 we started fundraising from friends, family, and seed investors and have raised $385,000 so far.

- The Company's liabilities totaled $34,336 for the fiscal year ended December 31, 2016 and $3,352 for the fiscal year ended December 31, 2015. Our current outstanding debt is $21,632 in the form of loans from the founders plus accrued interest, not due and payable until October 2019.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $385,000 in SAFE notes and $30,000 from the founders.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future aside from small sales of licenses during the remainder of this school year.

If we raise our maximum amount, we will not require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Once we start generating revenue we plan to use retained earnings for growth.

Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. However, educational publishing is not a new model and one of our founders has 17 years experience in this industry.

Even if we fail to raise our maximum amount, we can continue to bootstrap as we have since our founding in September 2015. Our growth will be slower under that scenario, but we will still be viable, increasing our staff in sales and marketing as we start to make sales. If we come close to our maximum target, there is also the possibility of obtaining a bridge loan to make up the difference.

The Company does not intend to raise additional capital in the future from investors.

Runway & Short/Mid Term Expenses

At the end of 2016 we started fundraising (F&F, then seed round, both as SAFE notes) We have raised $385,000 which has enabled us to hire some contractors.

Impact Science Education, Inc. cash in hand is $258,735.84, as of November 2017.

Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $30,000/month, for an average burn rate of $30,000 per month.

One way we have kept costs down is that the founders are not currently drawing a salary and will not draw a salary until we are on solid financial footing.

Our expenses are projected to climb in the next few months as we hire reviewers and start staffing up in sales and marketing. However we will only staff up as our financial situation allows.

With our crowdfunding raise, we expect to be more secure and have more runway to finish the product, ramp up Sales and Marketing efforts, and begin sales. We project that we should break even and start showing a profit in late 2018 or early 2019.

The company dropped their S Corp election on 1/1/18 and has filed a a C Corp.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   - C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://impactscience.co/

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

About us

Our Profile

Jobs

Press

Blog

Charter

Investors

Investing 101

Risks

Earning Returns

Securities

Get $1000 Give $1000

Founders

Raise Funding

FAQ

Legal Primer

Free Contracts

Launch Guide

Say Hello

hello@wefunder.com

Twitter

Facebook

Instagram

SF / Boston

CLOSING IN 2 DAYS
Invest until 11:59pm EST on Feb 28

INVEST IN IMPACT SCIENCE EDUCATION

Getting middle school students hooked on science and engineering

> *We're piloting our curriculum in 60+ California school districts, reaching 10,000 students. Our lessons move away from traditional textbook teaching to a hands-on model based on direct engagement, teamwork and problem solving. We believe all students should have a chance to do science and engineering, not just read about it or watch it on a screen. Our first paying school district loved our curriculum so much that they renewed for a 2-year contract after using it for only half a year.*



Ladie Malek
CO-FOUNDER AND PRESIDENT, IMPACT SCIENCE EDUCATION

FOLLOW US FOR UPDATES
9 UPDATES 79 FOLLOWERS
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61
investors

$79,362
raised of $50K-$800K goal

$100 min
by Wefunder Portal LLC

INVEST

Future Equity (SAFE)
$3.5M valuation cap | **20%** discount
A SAFE gives you the right to future shares in Impact Science Education. If you invest, you're betting the company will be worth more than $3.5M in the future.
INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $3M valuation cap and 20% discount

Investors who fund up to the first $50K of this fundraise will invest in a SAFE with a $3M valuation cap and 20% discount.

INVESTOR PERKS

$5,000+ One Free Sample unit to the middle school of your choice with no usage license expiration date.

$10,000+ One Free Sample Unit per grade level to the middle school of your choice with no usage license expiration date.

OUR AMBITION

We aim to bring high-quality learning to all science classrooms every day, to unlock every student's potential and curiosity, and help teachers prepare students for college and careers. Right now, only 1 in 3 eighth grade students tests proficient in science. Our goal is for all students to achieve or exceed proficiency with our hands-on science teaching approach. We've launched in California but plan to be in 18 more states by 2019 and an established curriculum option in all 50 states by 2022.

KEY FACTS

- Piloting in 60+ California school districts and reaching approximately 10,000 students.
- Raised $415,000 so far.
- Our first paying customer, a mid-sized school district, renewed their Impact Science Education contract for an additional two years after using it for a partial year.
- On track to be on the California State Approved curriculum list.

DOCUMENTS

- Example-ThermalEnergyUnit_Overview.pdf
- Example-ThermalEnergyLesson1_TheSolarCooker.pdf
- ImpactScience_UnitSequences.pdf
- ImpactScience__PitchDeck.pptx
- Video Transcript

impactscience.co/index.html *from El Cerrito CA* MAIN STREET EDUCATION COMMUNITY

Why I Like Impact Science Education

> *As an Oakland businessman, I am always looking for a good investment that also makes a contribution to society. It appeared in our discussions that Impact Science was providing a new science curriculum that would make the study of science more attractive to students. I am pleased to be an Impact Science investor, helping to educate more people in the sciences where the United States lags behind much of the developed world.*



Robert Hamilton

INVESTOR IN IMPACT SCIENCE EDUCATION, REAL ESTATE BROKER IN OAKLAND

THE BUZZ ABOUT IMPACT SCIENCE EDUCATION

"I liked that each lesson had an opener and worksheet to go with it. I also like how one lesson is tied nicely to the next lesson---the sequencing is genius! The lessons were well focused on the new science standards and provided great discussion questions for my students to have deeper conversations about the material."

Chris Palmer
Middle School Science teacher in CA

In my 10 years working with Ladie Malek, I've learned that she has deep insight into the nature of excellent science education, and the skills and persistence to move excellent ideas from vision to reality.


Dr. Cary Sneider
Portland State University

This company is developing a more efficient and scalable way to teach science to more school kids. The founders are committed and capable and have the skill sets and experience to succeed. Having examined the product, I am impressed by its usability. The need for schools to have cost-effective and turn-key teachable science curriculum is huge. I see all the basic elements in place for Impact Science Education to do well. I am proud to be a part it.


Michael Hannigan
President and Co-Founder, Give Something Back Workplace Solutions.

I have been impressed with the thorough attention to student-centered learning in all of my work with both Ladie and Robin. They put student experience, and learning science through science, at the center of all of their decisions.


Tatiana Lim-Breitbart
Longtime chemistry teacher, Teacher Mentor, School Administrator

Ladie and Robin bring solid work experience, passion, and a unique ability to provide tools to teachers that deeply engage students in science, technology, education, and math (STEM). The timing is excellent, as new standards in this area are being adopted across the United States, with few options to school districts that are as robust and cost-effective as Impact Science Education's solution. I have invested because I believe in their product and their ability to deliver.


Linda Laskowski
Investor in Impact Science Education, Managing Director at Golden Seeds

Ladie worked for many years as a Development Editor at my publishing company where she brought an engineer's discipline to the task of creating innovative curriculum. Now retired, I've turned to helping the next generation of outstanding talent rise to the top ranks in my beloved profession. Ladie was an editor's editor. She has the skill, drive and passion to be a publisher's publisher. It's a thrill to watch Impact Science grow in her capable hands.


Steve Rasmussen
Mathematics Education and Publishing Consultant

"Thanks a million! I have nothing but wonderful things to say about the Cells and Microscopes units. They've been a blast to teach! "

Tanicia Peairs
Middle School Science teacher in CA

"Thanks – these are great lessons and have been really helpful!"

Jaime Fordyce
Middle School Science teacher in CA

Comprehensive and Engaging Middle School Science Lessons

Science, technology, engineering, and math (STEM) education is a critical component of K-12 education. We're focusing on middle school because for a lot of students, it's the first time they have a science class with a science-focused teacher. By the time students get to high school and pick their classes, they're setting their course for their future.

If we can set students up in middle school to be excited about science and engineering, and empower them to feel they are creative, intelligent individuals who are capable of going into any field, then they will have access to more opportunities going forward.


Impact Science
WWW.IMPACTSCIENCE.CO

Made For Teachers, by Teachers

Being teachers ourselves with over 40 years of combined experience, we know what works in a classroom and what doesn't. No more "read this chapter and take the quiz at the end" — our lessons are hands-on and creative, which allows students to critically engage with the material rather than forgetting it soon after they read it.



The ISE team gathered for the CA Science Teachers Association conference.


Worried about your science materials budget?
DON'T!

Doug at our conference booth. Spin the wheel!



Teachers at the conference building as part of a sample lesson.



Student work built as part of a lesson on Newton's Laws of Motion.

What Makes ISE Different



Easy to Use

More than half of all middle school science teachers in California are new or teaching outside their content area. We provide background information, teacher guides, and discussion prompts to facilitate their teaching.



Accessible

Since our lessons do not require each student to have a personal laptop or tablet, all districts regardless of wealth can use our curriculum.



Affordable

Our lessons are $9 per student for a one-year license, or $64 per student for an standard eight-year license. A single textbook costs on average $90-$100 for 8 year cycle.

Studies Show that Middle Schoolers Learn Best by Doing

> *Students cannot comprehend scientific practices, nor fully appreciate the nature of scientific knowledge itself, without directly experiencing those practices for themselves (National Resource Council, "Framework for K12 Science Education, p. 30)*

> *Young adolescents have an intense curiosity about the world around them and are trying to make sense of that world. Instructional strategies that capitalize on that curiosity and require students to actively make sense of the content are ideal for the middle grades. Instruction is most effective when teachers use that curiosity to build on the existing knowledge students bring to the classroom (Nesin, 2012)*

We incorporated this pedagogy into the design of our lessons. Each lesson gets middle schoolers to create and build to better understand and retain scientific knowledge.

Our Pitch Deck


Impact Science
IMPACT SCIENCE EDUCATION, INC.
Helping teachers
inspire kids
to love science
and engineering
ImpactScience.Co


Only 1 in 3 students proficient in Science
Teachers have the Wrong Tools
What if
SCIENCE CLASS
were more like
SCIENCE CAMP?

Let's Make Science Class More Like Science Camp

Join us in our mission to re-awaken in students the natural curiosity and ingenuity that they were born with. Children are fascinated with how things work, but that excitement is often lost or dampened by the time they reach high school.

We want to change that with a new kind of middle school science program. Science and engineering are fun! Science class should be a place where students can invent, create, design and discover together, just as they do in science camps. We want to bring this kind of excitement and learning into every middle school science classroom so we can broaden opportunities for all of our students.

We are two women — a longtime middle school science teacher/coach and a former teacher/engineer with 17 years in the educational publishing industry — and we're passionate about students' learning and having equitable access to good careers.

In partnership with you, our goal is to finish developing and then distribute a program that will give teachers the kinds of instructions they need to teach science, including engineering design and innovation, in a new way. With the proper instructions, teachers can get all of their middle school students excited about science and engineering, teamwork, and innovation so students can be confident and successful no matter what field they go into.

We have a unique opportunity to effect great change. Across the country, a paradigm shift is taking place in thinking about how science and engineering should be taught. Critical thinking, collaboration, and problem-solving skills will be the 21st-century tools of our children's success.

Join us in our mission to engage all students in the wonders of the world around them and provide them with the learning skills and tools they will need to succeed in the information age.

With excitement and dedication,

Ladie Malek and Robin Cooper

Our Financial Information

We've already raised $415,000 (32% of our goal) from previous investment rounds. This fundraise will help fund the rest of our curriculum development, ramp up marketing and sales, and the submission process to California for curriculum approval We expect to be profitable in 12 months.

$9	$64
Revenue per student for a one-year license	Revenue per student for a standard eight-year license

Our target markets are small- to mid-sized school districts. There are 977 potential school districts in California and over 1.7 million middle school students. We aim to achieve a minimum of 5% market share–which is what our Co-Founder Ladie Malek has achieved on all of her previous curriculum projects.

Past and Projected Expenses and Revenues

We predict our expenses will significantly decrease after we complete curriculum development. Revenues may not materialize as planned, but this is how we see the next few years playing out.


Expenses and Revenue
Expense and Revenue (in Millions of $)
25% Complete
Start District
Pilots
0.15m
Bulk of Prod
Dev complete
Start Sales
and Marketing
2.4m
Sales based
on state
approved list
in July
6.4m
1st full
year sales
Expanding
into other
states
7.7m
Expense
Revenue
2016
2017
2018
2019
2020





*2019 data assumes 5% market share of 2 million middle school age students in California and the rest of the West Coast, at $64/student for an eight-year license. **2020 data assumes expansion to other states and gaining more market share after our first full year in California.*

Meet the Founders



Ladie Malek

Co-Founder and President

8 years experience teaching math and middle school science. 17 years developing STEM products and K-12 curriculum. BS in Civil Engineering from UCLA, MA in Education from Stanford.



Robin Cooper

Co-Founder and Chief Academic Officer

21+ years middle school science teacher. Department chair /new teacher mentor. BA in Biology, Vassar

AND THE REST OF THE TEAM



Doug Hamilton

Sales Director

13 years HS teacher, 11 years sales. BA History- UCB, teaching credential-Masters of Ed- Stanford.



Alex Kushner

Outreach Coordinator

B.A in English from St. Mary's.



Mirka Marquez

Product Developer

Former elementary and middle school science teacher.



Linda McPheron

Product Developer and college professor

Teaches entomology, human biology, ecology and other life sciences in colleges throughout Bay Area



Barbara Gottfried

Product Developer

Teacher and published author. BA in Mathematical Economics, Masters in Economics

Raised $484,362 From 61+ Investors

$385,000	$20,000	$79,362
August 2017	In Progress	In Progress
SAFE	LOAN	



Tom Hamilton



Dave Parker and Shari Simon



James Dickow



Barbara Cooper



Aalap Sharma

"Everybody seeks happiness! Not me, though! That's the difference between me and the rest of the world. Happiness isn't good enough for me! I demand euphoria!"



Ken Pittman

Physician and Investor looking to broaden portfolio to include startups

MORE INVESTORS

Interview

Wefunder interviewed Ladie Malek and Doug Hamilton of ISE on October 25, 2017.

– COLLAPSE ALL

WF: What does Impact Science Education do?

ISE: We are changing the way science is taught in middle schools. Science class should be engaging and exciting. Students should have a chance to do science and engineering, not just read about it. We want to re-awaken in students the natural curiosity that they were born with, by making science class more like science camp.

Impact Science Education is a new kind of educational publishing company that puts the focus on teachers and students and the classroom learning experience. Large textbook companies are not serving the needs of our students and teachers. Apps and online courses are not entirely solving the problem either – students already get too much screen time.

Our solution is to engage students in teamwork, problem-solving, tinkering, and inventing in order to maximize every student's learning potential. The way we do this is to provide complete instructions, or lesson plans, for teachers so they can create these kinds of learning experiences for students every day.

We're focusing on middle school because for a lot of students, it's the first time they have a science class with a science teacher. They are also developing their sense of self. By the time they get to high school and pick their classes, they're setting their course for their future. If we can empower and excite them about academics and their own ability to create and innovate, then they're more likely to take more challenging courses in high school and be more successful in life.

WF: Can you take us back to the beginning? How did you get started? ^

ISE: When the new science standards were adopted by California and a consortium of other states, we recognized a paradigm shift in the way science would be taught across the country. We saw a great opportunity and new awareness about effective ways to teach science, but no available teaching tools that allowed teachers to teach in this new way. We could envision what was needed, but didn't see anyone else creating it.

Ladie Malek has an engineering degree and taught math and science at the middle school and high school level for 8 years, then spent 15 years in textbook publishing, developing textbooks and online courses for Pearson and a number of other publishers. Robin Cooper has 23 years in the classroom, teaching middle school science, and has mentored over a dozen new teachers.

Together we started writing a new science program for Robin and other teachers at her school. The teachers at Robin's school tried out these early units, and the response was overwhelmingly positive -- both teachers and students loved the hands-on, lab-based units and engineering design projects, and were asking for more.

We pooled our savings and incorporated the company in September 2015. Ladie works on product development and runs the business full time as CEO. Robin still teaches full time, helps with lesson writing, tests the curriculum, and acts as our Chief Academic Officer.

WF: How have you grown so far? ^

ISE: We wrote most of our 6th grade program ourselves, on our own time and our own dime. Since our first round of fundraising, we've been able to hire some teachers on a contract basis to develop lessons with us. We now have a full-time sales director and outreach coordinator who sign up school districts to pilot our curricula and gather our first round of customers. We are poised to finish writing all the lesson plans by December 2017.

Next we will prepare to submit our material to the state of California for review and adoption. California is the largest state that has adopted the new standards, and we have teachers at over 60 school districts sampling the lessons we have available so far. Of the teachers who have finished using their free set of sample lessons, 94% report that they would "definitely use again or recommend to other teachers" so we are optimistic that we will start to convert some customers as we complete the product.

Many states are waiting to see what happens in California, and other states have already moved in the same direction. Over 50% of US students now live in states that have adopted Next Generation Science Standards, and the number continues to grow.

WF: Who are your customers? ^

ISE: Though they're not technically our customers, the main beneficiaries of our product are students and teachers. Our end user is the classroom teacher in public and private middle schools. Students can learn effectively and be engaged, while their teachers can be supported with complete and well-written material.

School districts buy our material to support their teachers and students, so we actually sell to district administrators and those are our customers. Our approach is to generate enthusiasm and interest at the teacher level, and work simultaneously with district administrators to communicate how this will benefit their science program, as they make the final decision and authorize the purchase.

Teachers want to ensure good outcomes in the classroom and maximize their limited preparation time. Administrators want happy teachers, but they also want affordability and good test scores. We've found that starting the groundswell at the teacher level helps us in conversations with administrators.

WF: How are Impact Science Education's lessons different from the science education today's adults experienced, or from the app- and software-based lessons popular today?

ISE: The textbook centered curricula we grew up with is now less effective. The information in a textbook can easily be searched on a tablet or phone. Plus, textbooks are quickly outdated, expensive to buy, and have all kinds of hidden on-site costs, like shipping, storage, distribution, tracking and replacement.

Some companies have tried to develop software to make science more exciting, but students already get too much screen time. Plus, technology-based curricula are often expensive. Learning technology has its place, but most districts cannot afford one device per student every day, and software based products can create network conflicts, server glitches, and teacher frustration.

What students really need are more chances to investigate, invent, tinker, experiment, engineer, and work together. That is what our program is built around. The product itself is a complete set of lesson plans for the entire school year, carefully designed and sequenced to cover all the science content that needs to be taught at that grade level. Each lesson plan spells out what teachers are going to teach that day, what they will need, how to set it up, what questions to ask, and so forth.

We also have a strong engineering design component to our lessons. Ladie's background in engineering makes it possible to show teachers how to give students opportunities to tinker, innovate and invent new solutions to problems.

We deliver our lessons in PDF so they're easily accessible to all teachers and all schools. They can be viewed on-screen or printed out. We don't require teachers to learn new software or navigate a content management system. Not needing to build or maintain a content management system also keeps our costs low.

WF: How much does your product cost?

ISE: Our pricing is simple. We charge on a per-student basis: $9 per student for a one-year license and $64 per student for an eight-year license. Districts generally purchase new curriculum materials every eight years.

Our biggest expense right now is product development. However, once our programs for grades 6-7-8 are complete, this expense largely disappears. There will be some revisions as we expand to other states, but the profit margin is high. We also don't have the delivery and warehousing costs that our competitors contend with.

A typical California school district has 3,000 middle school students. If they purchased a one-year license at $9/student, that would bring in $27,000. If they bought an eight-year license at $64/student, that would bring in $192,000.

Textbooks, for comparison, run about $100 per student. So we can keep costs low for schools while maintaining a high profit margin, with virtually no direct costs

WF: Who are your competitors?

ISE: Amplify is our main competitor. They have a slick and pretty comprehensive curriculum that satisfies fans of educational technology. The science is good, and the curriculum is entertaining and contains a good reading component.

However, they're completely web-based and rely on each student having a computer or tablet every day in class. Their licenses are several times the cost of ours, and prohibitively expensive for most school districts. Upfront cost along with dependence on technology limits the accessibility of their product to wealthier districts. It also cuts down on collaboration in class, which is a key requirement for states like California.

STEMscopes, based in Texas, is another competitor. They have some good daily lesson material, but many teachers we've spoken to feel that it's not comprehensive enough and does not build strong conceptual understanding.

TCI is well known in social studies and they've recently branched out into science. They provide kits for their units, which we do not, but they are behind in development and don't seem to be comprehensive enough to be a serious threat. They are also still textbook based.

Finally, there are the traditional educational publishing companies which are still focused on textbooks and textbook-style content. They're resisting the move to an inquiry and lab-based curriculum. However, many teachers (and the new science standards) and are moving away from textbooks in the classroom except as reference books.

WF: What differentiates Impact Science Education from its competitors?

ISE: Successful veteran teachers know what works in a real classroom with real students. Our development team, starting with our founders, consists of experienced successful science educators.

We know that over half of all middle school science teachers in California are either new or teaching outside their content area, so having a program like ours can make an enormous difference in the level of science that they are able to teach.

Having worked with both new and veteran teachers, including those who were not science majors, we know that the material must be logical and step-by-step. We provide teachers with background information, teacher guides and discussion prompts to facilitate their teaching and help them engage their students. It also helps to have a former engineer on our team — Ladie Malek — who can make sure we are teaching engineering design thinking alongside science, as the new science standards require.

Our product is high quality and affordable. We are small, agile and extremely focused on our customers. This is in-depth, rigorous curriculum that doesn't break the bank.

WF: Why does your approach work well in science?

ISE: So much of science is about doing. Reading about science in a textbook, or even online, only gets you so far. You have to interact with it and have a chance to exercise your curiosity to learn. Traditionally, we've given the teacher the textbook and said, "Here's the information that you need to get into kids' heads." Then their job is to figure out how to get it into kids' heads. The content of those textbooks is now easily accessible to anyone online. But the challenge is how to make it interesting, and how to create learning experiences so that kids can actually learn the material and understand why it's so cool and amazing. That's not trivial. We've always relied on teachers to do that. If we can give teachers lesson plans that focus on creating those experiences, that saves them a lot of time and maximizes their impact.

Science is the most challenging subject to teach. Science teachers have to manage lab materials and lab safety, and they need content knowledge that is broad and deep. There is a critical shortage of science teachers, exacerbated by the requirement to invent new ways to teach science without the appropriate tools. Teachers have been thanking us for developing this product, because it helps them be effective, saves valuable planning time, and helps avoid burnout.

WF: How do you determine whether your curriculum is improving educational outcomes?

ISE: There's a subjective measure and an objective measure. The subjective is how satisfied the teachers are in covering the content, and how usable and approachable the material is for them. Do they find that they can use it easily? Does it result in student engagement and learning? Our teacher testimonials attest that we have been successful in this regard. We poll teachers who sample our lessons, and 94% so far have said they would "definitely" use the lessons again or recommend them to a colleague.

Then from the objective side, California is piloting a new standardized test this year. The following year, it will be a relatively high-stakes test. That would be the objective measure. We are confident that schools using our program will see higher test scores.

WF: How fast is the company growing?

ISE: As we raised money over the last 10 months, our staff has grown from our two founders to two full-time staffers and five part-time contractors.

Ideally, in the next six months we would add five staff members — one more developer and one more assistant to help us polish the lessons and submit to the state of California for the science adoption in March. We would then like to add at least three staff members to help ramp up our sales and marketing team — and if we raise more we can build an even more robust sales and marketing team.

WF: How do you acquire customers and how much does it cost?

ISE: We attend conferences, advertise in science educator magazines and newsletters, use personal connections, and make cold calls. We use pilots to get teachers involved and they advocate for us with their districts. We then approach administrators and discuss their needs and timetables.

We also direct people to our website, where they can read about our philosophy and download a few sample lessons. We find this to be an effective way to pique their interest, and it requires no work from us.

For the 2017 California Science Teachers Association Conference, our cost of lead acquisition was about $20 per lead. Our cost of acquisition per paying customer is hard to determine since we are at the early stages of the sales pipeline and are still finishing the product. However this cost should be considerably lower than traditional publishers who have much higher external costs like shipping, sampling, printing/manufacturing, and warehousing.

The lifetime value of our customers is based on increments of eight years. A mid-sized district would have approximately 3,000 middle school students, so $192,000 per district per eight-year segment.

In the short term, we are offering one-year licenses and may start to see some small sales as district complete their free trials.

We project our main customers will be small and mid-sized districts, where the decision tree is easier to navigate. However, if we're able to get some larger districts, we'll leverage that to acquire others. We also offer an almost instantaneous transition to the new science and engineering standards, so we're reaching out to districts as they all are searching for a quick and affordable solution.

WF: How do you acquire customers?

ISE: Through conferences, connections and cold calls. We use pilots to get teachers involved and they advocate for us at the district level or on-site at their school. We then approach the administrator and discuss their needs and timetables.

WF: How do you convince districts with limited budgets that your product is valuable?

ISE: School districts are chronically underfunded, but they do have money set aside for textbooks and instructional materials. Our product falls into this category. Districts protect these accounts until they see the material that best suits their needs and those of their teachers.

Many districts have told us that they haven't spent instructional materials money the past few years because they haven't found anything suitable that meets the new standards. They've decided to wait until the state releases its list of adopted materials next year. In the meantime, teachers are saying, "Yes, but now I'm expected to teach science in this new way. How do I do that? Where is the program I'm supposed to use?"

Administrators in California are hesitant to buy new textbooks now, in advance of next year's adoption. So when they find out that they can get a one-year license or a two-year license from us and wait to make the eight-year decision until after the state adoption, they're interested. We have 60+ school districts trying our curriculum right now, and we're starting to have those conversations with administrators, pushing them to get a one- or two-year license until they make that final decision.

WF: How big is your market? ^

ISE: Our market is the entire US.. middle school science market, where over 50% of students reside in states that have adopted Next Generation Science Standards. Many other states, such as New York and Massachusetts, have adopted similar standards.

We are starting with the West Coast as California is a trend setter and is about to have a science adoption in Spring 2018.

There are over 2 million middle school students on the West coast. We are launching in California which has 1.7 million of the total. In California, there are 977 school districts and over 1,300 middles schools (see source here). Our plan is to establish a minimum of 5% market share which would be approximately 49 school districts or 55,000 students (averages out to approximately 1,122 students per district which is a great district size for us and potentially and easier sale).

A conservative 5% of the west-coast market means $6.4 million in revenue (5% is on the low end for the products Ladie Malek has developed in the past).

We also have identified 18 other states that have adopted the same science standards and those will be our next targets.

There are 13 million middle school students nationwide which represent a potential revenue of $41.6 million at our minimum 5% market share projection.

WF: What do you plan to do with the money you raise from Wefunder investors? ^

ISE: We need to finish developing our 6th through 8th grade curriculum and submit it to the state in March 2018. The first $50,000 will enable us to hire one more developer and one more assistant to polish the product over the next few months and make a successful submission to the state science adoption, which is a stringent process.

We will apply the rest of the funds to increase sales and marketing staff by at least three people, build a stronger sales and marketing presence through more advertising and a bigger conference presence, and conduct more teacher trainings and seminars.

WF: What's your timeline for development? ^

ISE: Our big push right now is to put the finishing touches on our product and submit it to the state of California in Spring 2018 and get on that adoption list. If we succeed, that will be the best possible way to get our name out there and show that we have the state's stamp of approval.

That state-approved list will be formally issued in November 2018. Until then, we're offering districts one-year licenses, since most are waiting to make big expenditures until after that list is published. Assuming we're recommended by California's adoption approval board, we expect to start making long-term sales at that time.

We'll also start developing curricula for markets in other states. We have identified 18 additional states that have adopted the same science standards as California, and those will be our next targets. There are a few lessons that relate to regional climate or regional geography, and we will modify those for different regions so that they're more relevant to students' lives.

WF: How will you ensure adoption by California's Board of Education? ^

ISE: California's requirements are very stringent, but we're confident that we have the best team for the task. The state has set out a very clear pathway towards approval, and it's a very long list of requirements — there are five categories, with hundreds of requirements just in Category 1, every single one of which must be met. The state is going about it in a smart and transparent way.

For the first time, we may be in a better position to make the California adopted list than any of the major textbook companies. At least one of the major publishers will not be submitting a program at all, and the other two still have traditional programs that might not pass muster.

We have been studying the new standards since they were published in 2013, and we are being very thorough. It's daunting, but as long as we're careful to check all the boxes, we have every confidence that we'll be approved.

WF: What's been your biggest challenge so far? ^

ISE: The first is brand recognition. We're small, but we're starting to see some success, since we've been to two conferences and have more than 300 contacts.

The second is raising money. We are small, so we need to keep our focus on product development and developing our customer base. Fundraising has been time-consuming drawing resources away from product development and sales.

WF: What concerns do you have about the future? ^

ISE: If we don't get the product done in time, we can't submit for California State adoption. Even if we do finish on time, there is always an outside chance we may not be approved. Almost all our energy is focused on that right now.

WF: Who's on your team? ^

ISE: Ladie Malek, our CEO, is a civil engineer turned science teacher turned product developer turned business owner. She is smart, pragmatic, and level-headed, with a good sense of humor. She had the fortitude to start her own business and has faith in her product despite the presence of some giant fish in the pond. She has worked in educational publishing for 17 years and has a good sense of how to develop products that meet users' needs.

Robin Cooper, our CAO, is a master science teacher, teacher mentor and curriculum writer. Her 20+ years in the classroom are invaluable for knowing what will work and what helps students learn in the classroom.

Doug Hamilton, our Sales and Marketing Director, is a former high school social studies teacher with a minor in science. He was an energetic and passionate teacher who always brought history to life for students. He also has 12 years of experience in sales, and has trained and managed sales teams in the past.

Alex Kushner is our editorial assistant and outreach coordinator. He has great organizational skills and pays attention to detail, responds to users in record time, and he's eager to take on new assignments and help us grow.

Linda McPheron, PhD is one of our product developers. She has taught college courses in everything from insect biology and ecology to climate change. She brings a wide-angle view of curriculum units and writes strong, cogent lesson plans.

Mirka Marquez, product developer, is a former science teacher and has been working in educational publishing for several years. She has also traveled widely, and brings a great general knowledge of climate, geology, and everyday applications of science. Also an artist, she has a knack for writing lessons that are creative and hands-on.

Barbara Gottfried, product developer, has written, edited, and published dozens of books in everything from mathematics to economics to teaching special needs students. She brings a depth and breadth of knowledge, particularly in using data in science.

A dozen other star teachers from around the San Francisco Bay Area and beyond have collaborated with us on every aspect, from conceptual development and brainstorming to lesson writing and testing the curriculum

WF: What is the expected return on my investment?

ISE: Publishing is a very lucrative industry, and large publishers bring in billions of dollars in revenue every year. We are a smaller publisher with a more targeted market, but even so we are forecasting modest income from one-year licenses in 2018, then $6.4 million in annual revenue once we start selling eight-year licenses in California in 2019. This assumes 5% market share of 2 million middle school age students on the West Coast, at $64/student for an eight-year license. We will grow from there as we gain more market share and also expand into other states.

We have only common stock, and are offering SAFE notes which will convert to equity if there is a qualifying event -- including when we start making a profit and paying dividends on any common stock.

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ASK QUESTION

Craig Vom Lehn Dec 4

The $1,000 minimum investment will likely limit the number of investors you can get, and possibly reduce the total amount you raise. What was the reason for setting this so high, and are there plans to lower the minimum investment level to allow more people to invest?



Ladie Malek Co-Founder and President FOUNDER Dec 20

Hello Craig,
Thanks for your patience. Our minimum was high initially because we thought the same long term investor reporting requirements applied to equity crowdfunding investors as well. Wefunder has since clarified our responsibilities long term and we have now lowered our minimum to encourage more people to participate. Thanks again for your question and we hope you will join us!!

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Craig Vom Lehn INVESTOR Jan 11

When do you expect this campaign to close?



Ladie Malek Co-Founder and President FOUNDER edited Feb 26

Hello Craig,

Thanks for your question. We are thrilled to have reached our minimum goal and thank you and all our investors. Your investment and belief in our company will help us pay the costs for submission of our curriculum for adoption to the California state approved list of publishers.

Our new goal is to reach $100k before we close. This additional funding would allow us to add personnel to our sales and marketing team. We can then cover an even larger portion of the red-hot California market more quickly once we are on the list.

With this goal in mind and the fact that we lowered our minimum investment, we have decided to extend our campaign an additional 30 days. Our expected close date is Monday, February 19th and we will send out an update to that effect this coming week.

Thanks again for your investment and your attention. We ask and encourage you to help us reach this next step by adding to your investment in our company and our mission.

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MORE QUESTIONS

RISKS

1 Textbook-based learning has been the mainstay of science education for the last 100 years. Administrators in certain districts may be hesitant to use a program that does not use a textbook, and some parents may want to see a textbook. However, we have spoken to dozens of school districts so far, and the majority have expressed a preference for a program that is NOT textbook-based.

2 The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

3 The State of California has a formal adoption process for instructional materials. Although we are carefully developing the product to meet all the criteria, it is a very stringent process. The risk is that we miss a qualification and are not included on the approved list. This would have an impact on our ability to sell to school districts. We are being careful to read all documentation and make sure we comply with all the requirements. And there are still many other state markets that we

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Impact Science Education is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?



Ladie Malek

President at Impact Science Education

Impact Science Education • Stanford University

San Francisco Bay Area • 392

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STEM education consultant with math and science classroom teaching experience, degrees in engineering and education, and content expertise in science, technology, engineering, and mathematics.

Specialties: Facilitation and training, project management, product development, curriculum development, instructional design

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Impact Science Education is looking for science curriculum developers
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Looking for a summer publishing intern
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April 21, 2016

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Experience

President and Founder
Impact Science Education
Jun 2015 – Present • 2 yrs 6 mos
El Cerrito, CA

As a classroom teacher, I often wrote my own math and science lessons weaving in applications from everyday life and engineering. Since leaving the classroom, I've worked to create great curriculum that teachers everywhere can use to inspire and engage their students.

My current focus is working with teachers to successfully implement the Next Generation Science Standards. At Impact Science Education, we are developing exemplary NGSS units that are rich in engineering design and emphasize the cross-cutting concepts of science. We also partner with schools and districts to support their teachers as they transition to the new science standards.

For more information visit ImpactScience.co

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Impact Science: Home

STEM Content Developer
Self-employed
2010 – Present • 7 yrs

Developing great STEM content for K-12 classrooms is my passion. My portfolio includes online courses, well-regarded science and math textbooks for high school, and an innovative STEM program for K-8. See links below for some of these courses and textbooks.

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Testimonials for Living By Chemistry

IT'S ABOUT TIME™
YOUR PARTNER IN STEM EDUCATION

Engineering the Future™

Participant
Haas School of Business - iCorps Program
2016 – 2016 • less than a year
Berkeley, CA

Digital Content Manager
Pearson Education
May 2012 – Feb 2015 • 2 yrs 10 mos
San Francisco Bay Area

Hired and trained a team of 25 digital content editors who managed the digitization of a full Common Core math curriculum for iPad and other tablet devices.

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Introducing the Pearson System of Courses | Pearson System of Courses

STEM Content Developer
Pearson Education
Mar 2010 – Jun 2011 • 1 yr 4 mos

Developed first of its kind STEM solution for elementary and middle grades, combining science, technology, engineering, and mathematics education into engaging and user-friendly units for grades K-8.

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today's students
tomorrow's innovators
PROJECT
STEM

pearsonschool.com: Project STEM

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Education

Stanford University
MA, Education
1990 – 1991

UCLA
BS, Civil Engineering
1985 – 1989

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Content Develop... · 42
Endorsed by **Victoria Porras and 2 others who are highly skilled at this**
Endorsed by **11 of Ladie's colleagues at Pearson**

Publishing · 30
Endorsed by **Michael Lipkin, who is highly skilled at this**
Endorsed by **9 of Ladie's colleagues at Pearson**

Instructional Design · 21
Endorsed by **Jeffrey Dowling, who is highly skilled at this**
Endorsed by **5 of Ladie's colleagues at Pearson**

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Recommendations

Received (4)   Given (2)



Jeffrey Dowling
Sponsoring Editor – Physical Sciences at Bedford, Freeman & Worth Publishing Group
September 27, 2012, Jeffrey reported directly to Ladie

If you are seeking to hire an intelligent, creative, seasoned publishing professional with a great sense of humor, then look no further. I worked with Ladie at Key Curriculum Press to develop a first edition, full scale, inquiry-based high school chemistry curriculum. Ladie's project management, editorial, and leadership abilities are an asset to any publishing endeavor. She works calmly and steadily under the pressure of aggressive deadlines and solves any problems that arise in the process. I would definitely appreciate the opportunity to work with Ladie again.

George Jacobson
Formerly Associate Editor-Activities at Pearson Scott Foresman
March 16, 2012, George worked with Ladie but at different companies

Ladie and I worked together on the Pearson: Project STEM workbooks. From the initial ideation process to the final execution of the product, Ladie was a valuable counterpoint for us to bounce ideas off of and would provide measured and well-thought out ideas that I believe improved the overall quality of the product. I found her to be very professional and approachable when concerns or issues came up throughout the product development. Her problem solving throughout the project helped to keep it moving forward as well as keep it focused on the student's experience.

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Robin Cooper

Science Teacher at Albany Middle School

Albany Middle School • San Francisco State University

El Cerrito, California • 55

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Experience

Science Teacher
Albany Middle School
2000 – Present • 17 yrs
Albany, CA

Teacher
South Elementary School
1998 – 2000 • 2 yrs
Hillsborough, CA

Science Teacher
Ralston Middle School
1994 – 1998 • 4 yrs
Belmont, CA

Education

San Francisco State University
Teaching Credential, Science
1993 – 1994

Single Subject Credential, Life Science
Chemistry Supplement

Vassar College
Bachelor's degree, Biology
1988 – 1992

Featured Skills & Endorsements

Teaching · 3 — **Richard Dawkins and 2 connections** have given endorsements for this skill

Science · 3 — **Richard Dawkins and 2 connections** have given endorsements for this skill

Lesson Planning · 3 — **Richard Dawkins and 2 connections** have given endorsements for this skill

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Accomplishments

1 Certification
CLAD Certification

Interests

San Francisco State University
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Vassar College
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Vassar College
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San Francisco State University
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